SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 21, 1999


                             Interactive Magic, Inc.
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             (Exact name of registrant as specified in its charter)


                                 North Carolina
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                 (State or other jurisdiction of incorporation)


             0-29750                                       56-2092059
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     (Commission file Number)                       (IRS Employer ID Number)


215 Southport Drive, Suite 1000, Morrisville, North Carolina 27560
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code                 919-461-0722
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                                       NA
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          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On October 21, 1999, the Registrant issued a press release stating as follows:

         (RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--OCT. 21,
1999)--iEntertainment Network (Nasdaq: IENTC), formerly known as Interactive Magic, today announced that it has ended negotiations to acquire three entertainment-hobby product distributors: Berkeley TopLine, Inc., Zocchi Distributing, Inc., and Alliance Games Distribution, Inc. (collectively "BZA").

         "After a significant due diligence period, we have decided that a merger between BZA and the iEntertainment Network is not in our Company's best interest," said interim Chief Financial Officer Bob Hart. "We are strategically positioned to become a worldwide leader in providing Internet games and entertainment products. A merger with BZA at this time would tie up valuable resources and prevent us from moving forward with our current strategic plans."

         iEntertainment Network announced today that they have launched their new Internet Wild Card Games, which includes Hearts, Spades, Pinochle, Bridge, and Rummy. Earlier this month, iEN released their new Bingo eXtreme title at both GameHub and the iEntertainment Network. Both products will be available for FREE and will generate new Internet advertising revenues.

         "In addition to the tremendous growth and increased traffic experienced at GameHub and the iEntertainment Network, we are in the midst of advanced negotiations with a major service provider which, if successful, will demand unswerving continued commitment to a pure Internet strategy," said Dave Murray iEN's V.P. of Marketing.

         iEntertainment Network Inc. (Nasdaq: IENTC - news), formerly known as Interactive Magic, founded in 1994 and located in Research Triangle Park, NC, is a leading developer of Internet Entertainment Communities through its iEntertainment Network and GameHub internet properties, http://www.iencentral.com and http://www.gamehub.net respectively. GameHub is the preferred provider of online games for AT&T WorldNet's 1.6 million customers. iEN has signed strategic or OEM/bundling arrangements with AT&T (NYSE: T - news), America Online (NYSE: AOL - news), Earthlink (Nasdaq: ELNK - news), Columbia House, Software-of-the-Month Club, Diamond Multimedia (Nasdaq:
DIMD - news), Thrustmaster (Nasdaq: TMSR - news), CH Products and Logitech (Nasdaq: LOGIY - news). For more information, contact us at: (919) 461-0722 or visit our website at: http://www.iencentral.com .

         Forward-Looking Statements: Except for the descriptions of historical facts contained herein, statements in this news release concerning future results, performance or expectations are forward-looking statements. Actual results, performance or developments could differ materially from those expressed or implied by such forward-looking statements as a result of known or unknown risks, uncertainties and other factors including those described from time to time in the company's filings with the Securities and Exchange Commission, under "Risk Factors" and elsewhere, including risks of delisting from the Nasdaq SmallCap Market, failing to secure timely or adequate financing, delays in development and introduction of new products, dependence on new product introductions which achieve significant market acceptance and the uncertainties of consumer preferences, the rate and degree of market acceptance of online gaming, the ability to negotiate profitable terms for online gaming products and services, dependence on third party software developers for significant portion of new products, risks of rapid technological change and platform changes, intense competition, seasonality, dependence upon third party distribution and risks associated with international business and other risks.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           INTERACTIVE MAGIC, INC.



Date: October 26, 1999                      /s/ James F. Hettinger
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                                            James F. Hettinger
                                            Chief Executive Officer